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WAVER AND FOURTH AMENDMENT TO
STANDBY PURCHASE AND NOTE SUPPORT AGREEMENT

        THIS WAIVER AND FOURTH AMENDMENT (this "Fourth Amendment"), dated as of July 23, 2002, is entered into by and among LOUISIANA-PACIFIC CORPORATION, a Delaware Corporation ("L-P"), BANK OF AMERICA, N.A., a national banking association ("BofA"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank ("CIBC").

RECITALS:

  A.
  L-P, BofA and CIBC are parties to a Standby Purchase and Note Support Agreement, dated as of August 16, 1999, as amended by the Waiver and First Amendment to Standby Purchase and Note Support Agreement, dated as of July 18, 2001, the Second Amendment (the "Second Amendment") to Standby Purchase and Note Support Agreement, dated as of November 15, 2001 and the Consent and Third Amendment to the Standby Purchase and Note Support Agreement, dated as of December 30, 2001 (collectively, the "Agreement"), pursuant to which L-P has agreed to purchase certain Installment Notes (as such term is defined therein) from BofA and CIBC (collectively, the "Standby Lenders") under certain circumstances.

  B.
  L-P and BofA also executed that certain Collateral Agency and Security Agreement dated as of November 15, 2001 pursuant to which L-P granted to BofA, as collateral agent (the "Collateral Agreement") for the benefit of the Standby Lenders a security interest in certain assets of L-P to secure L-P's Obligations under the Agreement (the "Standby Security Agreement").

  C.
  L-P previously entered into a Credit Agreement, dated as of November 15, 2001 (as amended, modified and supplemented from time to time, the "Credit Agreement"), by and among L-P, the several financial institutions from time to time party thereto (collectively, the "Banks"), and BofA, as agent for the Banks, certain covenants of which were incorporated by reference in the Agreement upon the effectiveness of the Second Amendment.

  D.
  Concurrently with the execution of this Fourth Amendment, L-P, Banks constituting "Required Lenders" under the Credit Agreement, and BofA, as agent for the Banks, are entering into a Waiver and Second Amendment, dated as of July 23, 2002 (the "US Amendment"), attached hereto as Exhibit A, pursuant to which (1) such Banks are waiving defaults and events of defaults arising from (x) unintentional omissions and inaccuracies on Schedules 5.13 and 7.02 of the Credit Agreement and (y) unintentional defaults and events of defaults under the Permitted Securitization (as defined in the Credit Agreement), and (ii) L-P and such Banks are (X) amending and restating Schedules 5.13 and 7.02 of the Credit Agreement, and (Y) amending the Security Agreement by L-P in favor of BofA as Agent, dated as of November 15, 2001 (the "Security Agreement").

  E.
  Because the Agreement incorporates by reference certain of the provisions of the Credit Agreement, without giving effect to any amendment thereof unless consented to by the Standby Lenders, L-P has asked the Standby Lenders to consent to the amendment and restatement of the Schedules as referred to above. L-P and the Standby Lenders would also like to amend the Standby Security Agreement to conform to the amendment of the Security Agreement described in Section 4 of the US Amendment.

  F.
  L-P has reported to the Standby Lenders that the defaults and events of defaults being waived in the US Amendment result in breaches and defaults under the Agreement. L-P has asked the Standby Lenders to waive such breaches and defaults.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.    Consent and Amendments.

      (a)
      The Standby Lenders hereby consent to the amendment and restatement of Schedules 5.13 and 7.02 of the Credit Agreement described in Section 3 of the US Amendment, and the Standby Lenders acknowledge that such amendment and restatement is effective pursuant to Section 2(a)(i) of the Agreement as an amendment of Sections 5.13 and 7.02 of the Credit Agreement as incorporated in the Agreement.

      (b)
      Section 4.1(a) of the Standby Security Agreement is hereby amended to read as follows:

    "(a)    keep all the inventory (other than inventory sold in the ordinary course of business or inventory in transit in the ordinary course of business to or between the locations of the Grantor specified in Item A of Schedule I or to purchasers of such inventory) at the places therefor specified in Section 3.1 and the office(s) where it keeps its records concerning the Inventory located at the addresses set forth on Item B of Schedule I or at such other places in a jurisdiction where all representations and warranties set forth in Article III (including Section 3.5) shall be true and correct, and all action required pursuant to Section 4.5 shall have been taken with respect to the Inventory, and to deliver not more than thirty days after the end of each fiscal quarter a report in form and substance satisfactory to the Collateral Agent which discloses the locations of all places where Inventory is stored; and"

          2.    Waiver.

      (a)
      The Standby Lenders hereby waive any breach or default of the Agreement existing on the date hereof arising solely from the Existing Defaults (as defined in the US Amendment) (the "Forex Defaults").

      (b)
      Nothing contained herein shall be deemed a waiver of (or otherwise affect BofA's or CIBC's ability to enforce) any breach or default (other than the Forex Defaults), including without limitation (i) any breach or default (other than the Forex Defaults) as may now or hereafter exist and arise from or otherwise be related to the Forex Defaults (including without limitation any cross-default arising under the Agreement (other than the Forex Defaults) by virtue of any matters resulting from the Forex Defaults), and (ii) any breach or default under the Agreement (other than the Forex Defaults) existing at any time after the Effective Date (as defined below) which is the same as any of the Forex Defaults.

          3.    Representations and Warranties.    L-P hereby represents and warrants, as of the Effective Date (as defined below), as follows:

      (a)
      Other than the Forex Defaults, no breach or default has occurred and is continuing under the Agreement.

      (b)
      The execution, delivery and performance of this Fourth Amendment by L-P have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Agreement, as amended by this Fourth Amendment, constitutes the legal, valid and binding obligation of L-P, enforceable against L-P in accordance with its respective terms, without defense, counterclaim or offset, except as enforceability may be limited by Debtor Relief Laws (as defined in the Credit Agreement) or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      (c)
      After giving effect to this Fourth Amendment, all its representations and warranties contained in the Agreement are true and correct as though made on and as of the Effective Date, as defined below in Section 4 (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date, and, with respect to Section 5.13(c)(i), except to the extent disclosed on Schedule 1 hereto).

      (d)
      It is entering into this Fourth Amendment on the basis of its own investigation and for its own reasons, without reliance upon BofA or CIBC (except for the performance of the terms hereof applicable to them) or any other person.

          4.    Effective Date.    This Fourth Amendment will become effective as of the date first written above (the "Effective Date"), provided that (a) the effective date (as defined in the US Amendment) has occurred, and (b) BofA and CIBC have received an original or facsimile of this Fourth Amendment, duly executed by BofA, CIBC and LP.

          5.    Reservation of Rights.    L-P acknowledges and agrees that neither the Standby Lenders' forbearance in exercising their rights and remedies in connection with the Forex Defaults nor the execution and delivery by the Forex Lenders of this Fourth Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Forex Lenders to forbear or execute similar waivers under the same or similar circumstances in the future or (ii) to waive, relinquish or impair any right of the Forex Lenders to receive any indemnity or similar payment from any person or entity as a result of any matter arising from or relating to the Forex Defaults.

          6.    Miscellaneous.

      (a)
      Except as expressly amended, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by this Fourth Amendment. This Fourth Amendment shall be deemed incorporated into, and a part of, the Agreement.

      (b)
      This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Fourth Amendment (including, without limitation, any holder of Installment Notes other than BofA or CIBC and any trustee under the indenture under which the Installment Notes were issued).

      (c)
      This Fourth Amendment shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of laws).

      (d)
      This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      (e)
      This Fourth Amendment, together with the Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Fourth Amendment supersedes all prior drafts and communications with respect thereto. This Fourth Amendment may not be amended except in accordance with the provisions of Paragraph 3(b) of the Agreement.

      (f)
      If any term or provision of this Fourth Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Fourth Amendment or the Agreement, respectively.

      (g)
      L-P hereby covenants to pay or to reimburse BofA and CIBC, upon demand, for all reasonable costs and expenses (including reasonable attorney fees and expenses) incurred in connection with the development, preparation, negotiation, execution and delivery of this Fourth Amendment, and any other amendments or other documents relating to this Fourth Amendment.

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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Fourth Amendment to Standby Purchase and Note Support Agreement as of the date first above written.

LOUISIANA-PACIFIC CORPORATION
By:	/s/ CURTIS M. STEVENS
Name:	Curtis M. Stevens
Title:	EVP & CFO
BANK OF AMERICA, N.A., as Collateral Agent and Standby Lender
By:	/s/ MICHAEL BALOK
Name:	Michael Balok
Title:	Managing Director
CANADIAN IMPERIAL BANK OF COMMERCE, as Standby Lender
By:	/s/ DAVID WHITE
Name:	David White
Title:	Managing Director Executive Director

SCHEDULE I

        On May 4, 2002, the Company announced a program of facility sales and closures that to the extent implemented may result in a reduction under ERISA Section 4043(c)(3) of more than 20 percent of the active participants in 2002 or 2003, or more than 25 percent of the active participants in 2002 and 2003, in either or both of the Louisiana-Pacific Corporation Retirement Account Plan or the ABTco. Inc. Retirement Plan.

        As such, it would be a Reportable Event, unless the 30 day notice period has been waived under 29 CFR Section 4043.23(c)(2) or (3). It is not presently known whether either such waiver will apply and thus it is not presently certain that either such event would be a Reportable Event under the Credit Agreement. Such participant reductions may constitute a partial termination of either or both such Plans, in which event the affected participants must under tax qualified plan law be vested to the extent their benefits are funded. The Company has decided to fully vest the affected participants who are not already vested, by Plan amendment, instead of incurring the substantial administrative expenses and uncertainties of a vesting to the extent funded determination.

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WAVER AND FOURTH AMENDMENT TO STANDBY PURCHASE AND NOTE SUPPORT AGREEMENT
RECITALS
SCHEDULE I